UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

Rhinebeck Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(845) 454-8555

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

     CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

     CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On May 6, 2020, Rhinebeck Bancorp. Inc. issued a press release reporting its funding of over $84 million in loans under the Paycheck Protection Program through the U.S. Small Business Administration.  This press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.  This report and the exhibit are furnished to, and not filed with, the Commission.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits:

99.1Press Release dated May 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: May 6, 2020	By: /s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer